Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Amended and Restated Ashland Inc. Incentive Plan of Ashland Inc. (Ashland) and to the incorporation by reference therein of our report dated November 1, 2000, with respect to the consolidated financial statements and schedule of Ashland included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Cincinnati, Ohio
January 30, 2001